Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

DOCKET NUMBER : 043170384
CONTROL NUMBER: J208955
EFFECTIVE DATE: 11/12/2004
REFERENCE : 0045
PRINT DATE : 11/12/2004
FORM NUMBER : 111

INGRID E. ROMANO
SUTHERLAND ASBILL & BRENNAN LLP
999 PEACHTREE ST.
ATLANTA, GA 30309

CERTIFICATE OF AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify underthe seal of my office that

IMMUCOR, INC.
A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

STATE OF GEORGIA
1776

Cathy Cox
Secretary of State

ARTICLES OF AMENDMENT TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

IMMUCOR, INC.

I.

The name of the corporation is IMMUCOR, INC., a Georgia corporation (the "Corporation").

II.

The fifth article of the Amended and Restated Articles of Incorporation of the Corporation is amended to read as follows:

> FIFTH: The corporation shall have authority, exercisable by its Board of Directors, to issue not more than 60,000,000 shares of common voting stock of $0.10 par value per share.
>
> The corporation shall have the authority to acquire shares of its capital stock out of its unreserved and unrestricted earned surplus and capital surplus available therefore as otherwise provided by law.

All other provisions of the Amended and Restated Articles of Incorporation shall remain in full force and effect.

These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted and approved by the Board of Directors and the shareholders of the Corporation on September 3, 2004 and November 10, 2004, respectively, pursuant to Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation on November 11, 2004.

IMMUCOR, INC.

By: Philip H. Moise
Philip H. Moise, Assistant Secretary